WAIVER AND AMENDMENT AGREEMENT

This Waiver and Amendment Agreement (this “Agreement”), is made and entered into as of February 4, 2008, by and among Solomon Technologies, Inc., a Delaware corporation (the “Company”) and the investors that is a signatory hereto (individually, a “Holder” and together with other investors in the Debentures (as defined herein), the “Holders”). Capitalized terms not defined in this Agreement have the same meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of January 17, 2007, as amended on August 24, 2007 (the “Purchase Agreement”), under which the Company issued to the Holders its Variable Rate Self-Liquidating Senior Secured Convertible Debentures with an aggregate principal amount of $5,350,000 (the “Debentures”), and Common Stock Purchase Warrants to purchase up to, in the aggregate, 2,006,250 shares of Common Stock (the “Warrants”); and

WHEREAS, January 23, 2008 will be the one-year anniversary of the date when the Company issued the Debentures to the Holders; and

WHEREAS, commencing on January 23, 2008, the Holders should be entitled to use Rule 144 to sell the Conversion Shares issuable upon (i) conversion of the Debentures then held by the Holders or (ii) payment of a Monthly Redemption Amount by the Company; and

WHEREAS, commencing on February 18, 2008, the Holder should be entitled to use Rule 144 to sell, without volume or manner restrictions, the Conversion Shares as provided herein; and
WHEREAS, as long as the Debentures are outstanding the Company will owe to each of the Holders a Monthly Redemption Amount payable on each Monthly Redemption Date; and

WHEREAS, the Company owes to the Holder a Monthly Redemption Amount that became payable on January 1, 2008 (each, a “January 2008 Redemption”) and remains unpaid as of the date of this Agreement; and

WHEREAS, the Company will owe to the Holder a Monthly Redemption Amount that will become payable on February 1, 2008 (each, a “February 2008 Redemption”); and

WHEREAS, the Company proposes to pay to the Holder its (i) January 2008 Redemptions and (ii) February 2008 Redemptions in Conversion Shares and has requested that the Holder waive certain provisions of the Transaction Documents in connection with the payment of the January 2008 Redemptions and the February 2008 Redemptions; and

WHEREAS, beginning with the Monthly Redemption due March 1, 2008, and, except as provided herein, continuing through the Monthly Redemption on May 1, the Company proposes to make the Holder’s Monthly Redemptions by paying to the Holder its Monthly Redemption Share Amount of Conversion Shares, and has requested that the Holder waive certain provisions of the Transaction Documents in connection with the payment of the Monthly Redemption Amounts in Conversion Shares; and

WHEREAS, the Company proposes to include the shares of Common Stock issuable upon exercise of the Warrants in a registration statement (the “New Registration Statement”) on Form SB-2 (or another appropriate form) that the Company will file pursuant to a pending private equity placement; and

WHEREAS, the Company will use its commercially reasonable best efforts to file the New Registration Statement with the Commission no later than May 31, 2008; and

WHEREAS, the parties desire to waive and amend certain provisions of the Debentures and the Registration Rights Agreement, each as previously amended, according to the terms of this Agreement; and
WHEREAS, the Company wishes to offer the Holder, as inducement to enter into this Agreement, 31,674 restricted shares of Common Stock (the “Inducement Shares”).

NOW THEREFORE, in consideration of the terms contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.  Amendment of the Registration Rights Agreement. Notwithstanding the provisions of Section 1 of the Registration Rights Agreement, the Holder agrees that the definition of Registrable Securities shall not include any shares that can be sold by the holder thereof without volume or manner restrictions pursuant to Rule 144 or any successor rule under the Securities Act, provided that counsel to the Company provides the transfer agent of the Company with an opinion that such Registrable Securities may be resold pursuant to Rule 144 without volume or manner restrictions.

Section 2.  Waivers with respect to the Registration Rights Agreement. In consideration for the Inducement Shares and subject to the terms and conditions of this Agreement, the Holder waives (i) any failure or delay by the Company that may have occurred through the date hereof in fulfilling any of the Company’s obligations under the Registration Rights Agreement; and (ii) any rights to liquidated damages as set forth in Section 2(b) of the Registration Rights Agreement as a result of any past, present or future failure or delay by the Company in fulfilling its obligations under the Registration Rights Agreement.

Section 3. New Registration Statement. The Company will include the shares underlying the Warrants in the New Registration Statement, and the Company will use its commercially reasonable best efforts to file the New Registration Statement with the Commission no later than May 31, 2008.

Section 4. Waivers with respect to Equity Conditions. Subject to the terms and conditions of this Agreement and concerning the Equity Conditions set forth in Section 1 of each of the Debentures (the “Equity Conditions”), the Holder waives any failure by the Company to meet:

(a) each of the Equity Conditions in connection with paying the January 2008 Redemptions and the February 2008 Redemptions in Conversion Shares, provided that such Conversion shares will be saleable under Rule 144 with volume restrictions through February 17, 2008 and without volume or manner restrictions thereafter; and

(b) clauses (ii), (iii), (vi), and (x) of the Equity Conditions in connection with paying the Monthly Redemptions in Conversion Shares, beginning with the Monthly Redemption due March 1, 2008, and continuing through the Monthly Redemption due May 1, 2008, provided that the Conversions Shares issued with respect to the Monthly Redemptions in March, April and May, 2008 do not have any restrictive legend and are freely tradable.

Section 5. Effect on Transaction Documents. The foregoing waivers and agreements are given solely in respect of the transactions described herein. Except as expressly set forth in this Agreement, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement. This Agreement shall not constitute a novation or accord and satisfaction of any such Transaction Document.

Section 6. Filing of 8-K. Within four Trading Days of the date of this Agreement, the Company shall issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated, which shall include this Agreement as an attachment thereto.

Section 7. Non-Affiliate. The Holder represents and warrants that as of the date of this Agreement (i) it is not an Affiliate of the Company and (ii) it has not been an Affiliate of the Company for at least the three months preceding the date of this Agreement. The Holder covenants that, if it becomes an Affiliate of the Company at any time while it holds any Debentures or Warrants, it shall promptly notify the Company of its Affiliate status.

Section 8. Delivery of Shares.

(a) The Company hereby agrees that on February 4, 2008, it will cause its transfer agent to issue to the Holder 1,221,912 Conversion Shares. The certificate for the Conversion Shares shall bear the standard Rule 144 restrictive legend.

(b) The Company hereby agrees that on February 4, 2008, it will cause its transfer agent to issue to the Holder the Inducement Shares. The Inducement Shares may only be transferred or otherwise disposed of in compliance with state and federal securities laws. The certificates for the Inducement Shares shall bear the standard Rule 144 restrictive legend.

(c) The Holder agrees that the delivery to it of the Conversion Shares and Inducement Shares shall constitute full payment of the January 2008 Redemption and February 2008 Redemption owed to the Holder.

Section 9. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first set forth above.

SOLOMON TECHNOLOGIES, INC.

By:	Gary M. Laskowski
Name: Gary M. Laskowski Title: Chairman of the Board

HOLDERS

Name of Holder: BridgePointe Master Fund Ltd.
Signature of Authorized Signatory of Holder: /s/ Eric S. Swartz
Name of Authorized Signatory: Eric S. Swartz
Title of Authorized Signatory: Director